Exhibit 10.2

WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT dated as of July 30, 2024, is by and between Genesis Growth Tech Acquisition Corp., a Cayman Islands exempted company (the “Genesis SPAC”) and Genesis Growth Tech LLC, a Cayman Island limited liability company (“Genesis Sponsor”).

WHEREAS, on December 8, 2021, the Genesis SPAC entered into a Private Placement Warrants Purchase Agreement (the “Warrant Agreement”) by and between Genesis SPAC and Genesis Sponsor, pursuant to which, simultaneous with the closing of Genesis SPAC’s initial public offering, Genesis SPAC sold to Genesis Sponsor an aggregate of 8,875,000 warrants (the “Private Placement Warrants”), at a price of $1.00 per warrant, each Private Placement Warrant entitling the holder to purchase one Genesis SPAC Class A Ordinary Share, par value $0.0001 per share (at an exercise price of $11.50 per share);

WHEREAS, Genesis SPAC and Genesis Sponsor are parties to that certain Contribution and Business Combination Agreement (the “Agreement”) dated November 20, 2023, pursuant to which, among other things, (a) Genesis Sponsor will contribute, transfer, convey, assign and deliver to Genesis SPAC all of Genesis Sponsor’s rights, title and interest in and to a portfolio of patents acquired by Genesis Sponsor to and which includes (i) the Assigned Patent Rights, including the Additional Rights, as such terms are defined in the Patent Purchase Agreement, and (ii) all other intellectual property rights acquired by the Sponsor under that certain Patent Purchase Agreement, effective as of September 21, 2023 (as amended by the First Amendment to Patent Sale Agreement dated November 14, 2023 and as it may be further amended from time to time, the “Patent Purchase Agreement”), by and between Genesis Sponsor and MindMaze Group SA, a Swiss corporation (“MindMaze”), and (b) Genesis SPAC will pay to Genesis Sponsor one thousand dollars ($1,000) and will assume and agree to perform and discharge all of Genesis Sponsor’s obligations under the Patent Purchase Agreement, including the obligation to pay to MindMaze a purchase price of $21 Million (the “MindMaze IP Purchase Price”) on or prior to May 31, 2024 and the obligation to share fifty percent (50%) of the gross amounts received under the Patent Purchase Agreement with MindMaze after the threshold amount of $44,000,000 is received by Genesis SPAC, on the terms and subject to the conditions set forth in the Patent Purchase Agreement , including that the Patent Purchase Agreement grants a worldwide royalty-free license back to the MindMaze (collectively, the “Business Combination”);

WHEREAS, consummation of the Business Combination is subject to certain conditions, including, among other things Genesis SPAC having executed a warrant exchange agreement for the exchange of the Private Placement Warrants for 221,875,000 Class A ordinary shares of Genesis SPAC; and

WHEREAS, the board of directors of Genesis SPAC has considered the terms of the Warrant Agreement and the transactions contemplated thereby and the interest of and benefit to the Company in entering into the Warrant Agreement and any related documents was considered by board of directors and the board of directors approved the Warrant Agreement and related transactions.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Genesis Sponsor is the registered owner of 8,875,000 Private Placement Warrants. Contingent upon consummation of the Business Combination, the 8,875,000 Private Placement Warrants will be cancelled in full and be of no further force and effect, and, in consideration therefor, Genesis SPAC will issue an aggregate 221,875,000 Class A ordinary shares (the “Acquired Shares”) to Genesis Sponsor on a private placement basis (the “Warrant Exchange Closing”).

2. As soon as reasonably practicable, Genesis SPAC shall register Genesis Sponsor as the owner of the Acquired Shares in the register of holders of Genesis SPAC securities and with Genesis SPAC’s transfer agent by book entry. Each register and book entry for the Acquired Shares shall contain a notation, and each certificate (if any) evidencing the Acquired Shares shall be stamped or otherwise imprinted with legends, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PERIOD.”

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION AND SHAREHOLDER RIGHTS AGREEMENT DATED DECEMBER 8, 2021 BY AND AMONG GENESIS GROWTH TECH ACQUISITION CORP., GENESIS GROWTH TECH LLC, AND THE OTHER PARTIED THERETO.”

3. The Parties hereto are parties to that certain Registration and Shareholder Rights Agreement dated December 8, 2021, (the “Registration Rights Agreement”) pursuant to which Genesis SPAC has granted to certain investors, including Genesis Sponsor, registration rights with respect to certain securities and the Parties hereto agree that the Acquired Shares will constitute “Registrable Securities” (as defined in the Registration Rights Agreement) for purposes of such agreement (the “Registration Rights”).

4. Genesis Sponsor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

5. Genesis Sponsor has full power and authority to enter into this Warrant Exchange Agreement. This Warrant Exchange Agreement, when executed and delivered by Genesis Sponsor, will constitute the valid and legally binding obligation of Genesis Sponsor, enforceable in accordance with its terms.

6. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Genesis Sponsor in connection with the consummation of the transactions contemplated by this Warrant Exchange Agreement.

7. The execution, delivery and performance by Genesis Sponsor and the consummation by Genesis Sponsor of the transactions contemplated by this Warrant Exchange Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Genesis Sponsor.

8. This Warrant Exchange Agreement is made with Genesis Sponsor in reliance upon Genesis Sponsor representation to Genesis SPAC, which by Genesis Sponsor’s execution of this Warrant Exchange Agreement, Genesis Sponsor hereby confirms, that the Acquired Shares to be acquired by Genesis Sponsor will be acquired for investment for Genesis Sponsor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Genesis Sponsor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Warrant Exchange Agreement, Genesis Sponsor further represents that Genesis Sponsor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Acquired Shares.

9. Genesis Sponsor has had an opportunity to discuss Genesis SPAC’s business, management, financial affairs and the terms and conditions of the Agreement with Genesis SPAC’s management.

10. Genesis Sponsor understands that the Acquired Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Genesis Sponsor’s representations as expressed herein. Genesis Sponsor understands that the Acquired Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Genesis Sponsor must hold the Acquired Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Genesis Sponsor acknowledges that Genesis SPAC has no obligation to register or qualify the Acquired Shares for resale, except for the Registration Rights. Genesis Sponsor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Acquired Shares, and on requirements relating to Genesis SPAC which are outside of Genesis Sponsor’s control, and which Genesis SPAC is under no obligation and may not be able to satisfy.

11. Genesis Sponsor understands that its agreement to acquire the Acquired Shares involves a high degree of risk which could cause such Investor to lose all or part of its investment.

12. Genesis Sponsor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

13. Neither Genesis Sponsor, nor any of its members, officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with an offer and sale of the Acquired Shares.

Neither Genesis SPAC, nor any of its members, officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with an offer and sale of the Acquired Shares.

14. Genesis Sponsor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.) and hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to acquire the Acquired Shares or any use of this Warrant Exchange Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Acquired Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Acquired Shares. Genesis Sponsor’s acquisition for and continued beneficial ownership of the Acquired Shares will not violate any applicable securities or other laws of its jurisdiction.

15. Genesis SPAC and Genesis Sponsor have the full legal capacity to enter into this Warrant Exchange Agreement on their own behalf.

16. Other than such approvals as have already been obtained, no further authorization or approval is required on the part of Genesis SPAC or Genesis Sponsor to enter into this Warrant Exchange Agreement and carry out the provisions hereof.

17. The Business Combination Closing shall take place substantially concurrently with, and immediately prior to, the Warrant Exchange Closing;

18. This Warrant Exchange Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Exchange Agreement to be duly executed as of the date first above written.

GENESIS GROWTH TECH ACQUISITION CORP.

By:	/s/ Eyal Perez
Name:	Eyal Perez
Title:	Chief Executive Officer

Accepted and Agreed:

GENESIS GROWTH TECH, LLC

By:	/s/ Eyal Perez
Name:	Eyal Perez
Title:	Manager

[Signature Page to Warrant Exchange Agreement]